Exhibit (i)


                               SEWARD & KISSEL LLP
                             ONE BATTERY PARK PLAZA
                               NEW YORK, NY 10004

                            Telephone: (212) 574-1200
                            Facsimile: (212) 480-8421
                                 www.sewkis.com


                                                          December 29, 2006


The AllianceBernstein Pooling Portfolios
1345 Avenue of the Americas
New York, New York 10105

Ladies and Gentlemen:

          We have acted as counsel for The AllianceBernstein Pooling Portfolios (the "Trust") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an indefinite number of shares representing the beneficial interest in the AllianceBernstein Global Research Growth Portfolio, AllianceBernstein Global Value Portfolio, AllianceBernstein U.S. Value Portfolio, AllianceBernstein U.S. Large Cap Growth Portfolio, AllianceBernstein Global Real Estate Investment Portfolio, AllianceBernstein International Value Portfolio, AllianceBernstein International Growth Portfolio, AllianceBernstein Short Duration Bond Portfolio, AllianceBernstein Intermediate Duration Bond Portfolio, AllianceBernstein Inflation-Protected Securities Portfolio, AllianceBernstein High-Yield Portfolio, AllianceBernstein Small-Mid Cap Value Portfolio and AllianceBernstein Small-Mid Cap Growth Portfolio (each a "Portfolio" and collectively the "Portfolios"), par value per share as set forth in the Trust's Charter (the "Shares"). The Trust has been formed under Massachusetts law, is a trust with transferable shares of the type commonly called a "Massachusetts business trust" and is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. This opinion relates to the Shares of each class of a Portfolio being registered pursuant to the Post-Effective Amendment to the Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the "Commission") to become effective immediately upon filing pursuant to paragraph (b) of Rule 485 under the Securities Act (as so amended, the "Registration Statement") in which this letter is included as Exhibit (i).

          As counsel for the Trust, we have participated in the preparation of the Registration Statement. We have examined the Agreement and Declaration of Trust (the "Declaration") and By-laws of the Trust and any amendments and supplements thereto and have relied upon such records of the Trust and such other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein.

          Based on such examination, we are of the opinion that the Shares of each Portfolio to be offered for sale pursuant to the Registration Statement are duly authorized, and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly issued and will be fully paid and non-assessable Shares of a Portfolio under the laws of the Commonwealth of Massachusetts.

          Under Massachusetts law, shareholders of a trust could, under certain circumstances, be held personally liable for the obligations of the trust by reason of being or having been a shareholder of the trust. However, the Declaration disclaims shareholder liability for acts or obligations of the Trust and requires that the notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or its Trustees. The Declaration provides for indemnification out of the property of the Trust for all loss and expense of any shareholder held personally liable for the obligations of the Trust by reason of being or having been a shareholder of the Trust. Thus, the risk of a shareholder incurring financial loss by reason of being or having been a shareholder of a Portfolio is limited to circumstances in which the Trust itself would be unable to meet its obligations.

          We do not express an opinion with respect to any laws other than the laws of Massachusetts applicable to the issuance of shares of beneficial interest in a domestic business trust. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or "blue sky" laws of Massachusetts or any other jurisdiction. Members of this firm are admitted to the bars of the State of New York and the District of Columbia.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "General Information--Counsel" in the Part B thereof. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                          Very truly yours,


                                                          Seward & Kissel LLP





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